UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 10, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On September 10, 2013, IBM and SYNNEX Corporation announced a definitive agreement under which SYNNEX Corporation will acquire IBM’s customer care business process outsourcing services business.  The press release is Attachment I of this Form 8-K.  Attachment II contains information about this transaction that has been posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2013

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President, Assistant General Counsel & Secretary

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ATTACHMENT I

IBM and SYNNEX Announce Strategic Partnership in Customer Care Market

SYNNEX to acquire IBM’s Customer Care Business Process Outsourcing Services Business and integrate with Concentrix

Armonk, N.Y. & Fremont, Calif. — September 10, 2013: IBM (NYSE: IBM) and SYNNEX (NYSE: SNX) Corporation announced today a definitive agreement in which SYNNEX will acquire IBM’s worldwide customer care business process outsourcing services business for $505 million, consisting of approximately $430 million in cash and $75 million in stock. The acquisition will be branded and fully integrated with Concentrix, a wholly owned subsidiary of SYNNEX.

As part of the transaction, SYNNEX will enter into a multi-year agreement with IBM, and Concentrix will become an IBM strategic business partner for global customer care business process outsourcing services.

Social, Mobile, Big Data and Cloud technologies are quickly and profoundly transforming customer care, enabling companies to take a holistic view of customers across traditional and new channels.  Through its investments in a broad software portfolio, cloud technology, consulting and advanced analytics, IBM is supporting global clients as they navigate through this customer experience transformation.

By partnering with Concentrix for customer care services and leveraging Concentrix’ ongoing investments in this business, IBM and Concentrix plan to jointly bring an unrivaled approach for transforming and delivering high-value interactions at every stage of the customer care lifecycle.

IBM is investing in innovative solutions in the business process outsourcing services market and will continue to focus on, and invest in, strategic areas of its Global Process Services portfolio including: finance and administration, procurement and supply chain management, human resources and Smarter Workforce, and mortgage origination and servicing.  Recent IBM major investments include acquisitions such as Kenexa for a Smarter Workforce and Emptoris for supply chain management, enabling IBM to deliver smarter analytics-based solutions to IBM clients.

“We are very excited to bring together these two great teams, each recognized by their clients as leaders in providing outstanding and innovative solutions,” said Kevin Murai, President & CEO, SYNNEX Corporation. “This acquisition will significantly extend our portfolio of offerings and delivery capabilities that will make Concentrix a global Top 10 player in this growing market.”

Concentrix is a recognized leader in providing platforms, people and services to support high-value interactions at every stage of the customer lifecycle.  Through the acquisition of IBM’s customer care business process outsourcing services business, Concentrix will provide customer care services for clients in more than 12 industries.  Concentrix will significantly expand its global footprint across six continents to approximately 45,000 staff and 50 plus delivery centers.

“Our clients are investing at an unprecedented rate, in order to engage with and service clients across multiple channels,” said Lori Steele, General Manager, IBM Global Process Services.

“This partnership between IBM and SYNNEX will provide our clients with the innovation they have come to expect from IBM through our deep capabilities in advanced analytics, social business, cloud and smarter commerce, complemented by Concentrix’ flexible and adaptive global customer care delivery network.”

The transaction is expected to close in the coming months, subject to the satisfaction of regulatory requirements and customary closing conditions. After the transaction closes, IBM will have an equity interest in SYNNEX.

Subsequent closings will occur subject to similar conditions, local agreements and the information and consultation process in applicable countries.  While the transaction is being completed, the companies will continue to operate independently and IBM customer care business process outsourcing services will continue to be sold and delivered as usual.

Forward Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the risk that the transaction will not close as anticipated or at all and the risks detailed in reports filed with the SEC by SYNNEX or IBM from time to time. These forward-looking statements speak only as of the date hereof. SYNNEX and IBM disclaim any obligation to update these forward-looking statements.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. SYNNEX provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 12,500 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

About Concentrix:

Concentrix Corporation is the global business services division of SYNNEX Corporation with award-winning expertise in providing our clients with platforms and services to enable their customer strategy. From locations in the Philippines, China, Costa Rica, Nicaragua, Canada, the United States, United Kingdom, Hungary, India and Japan, our more than 8,000 employees support millions of transactions in multiple languages and countries worldwide. Concentrix Corporation is a wholly owned subsidiary of SYNNEX Corporation (NYSE:SNX), a Fortune 500 company. For more information, please visit www.concentrix.com.

To learn more about IBM, visit:

http://www-935.ibm.com/services/us/en/it-services/ibm-global-process-services.html

SYNNEX Contact:

Deirdre Skolfield, CFA

Investor Relations

SYNNEX Corporation

Telephone: (510) 668-3715

deirdres@synnex.com

IBM Contact:

Trink Guarino

IBM Media Relations

914-766-4266

guarino@us.ibm.com

ATTACHMENT II

IBM to Sell Customer Care Business to SYNNEX

Creates Strategic Partnership for Global Customer Care Services

September 10, 2013

On September 10, 2013, IBM and SYNNEX announced a definitive agreement for the sale of IBM’s customer care business process outsourcing services business to SYNNEX, and a multi-year strategic business partner relationship.

A copy of the announcement press release is available here http://www-03.ibm.com/press/us/en/pressrelease/41908.wss

Strategic Rationale

IBM’s business model is based on continuous transformation, and a shift to higher value solutions is an important element of that transformation.

Over the last several years, IBM has made significant investments to enhance its Smarter Planet and analytics capabilities — many of these providing the basis for innovative solutions in business process outsourcing.  Recent examples include the acquisition of Kenexa in human resources for Smarter Workforce, Emptoris in supply chain management, and Wilshire in mortgage servicing for Smarter Lending.

Today’s announcement continues this transformation.  By partnering with Concentrix, SYNNEXs outsourcing services business, and leveraging their ongoing investments in customer care services, we will create a more robust and effective solution to the customer care ecosystem, increasing the value of every client interaction.

Transaction Details and Business Relationships

IBM will sell its worldwide customer care business process outsourcing services operations to SYNNEX.  The divested scope includes contact centers, as well as specialized end-to-end agent-based processing for banks, insurers and healthcare clients. The business will be integrated into Concentrix.

As part of the transaction, SYNNEX will enter into a multi-year agreement with IBM and Concentrix will become an IBM strategic partner for global customer care business process outsourcing services.

The transaction will be completed as soon as is practical, subject to the satisfaction of regulatory requirements and customary closing conditions.  The transaction is expected to be completed in phases, with the initial closing expected within several months, and subsequent closings by the end of 2014, subject to similar conditions, local agreements and the information and consultation process in applicable countries.

Financial Implications

Proceeds and Gain

The transaction price is $505 million and as consideration, IBM will receive approximately $430 million in cash, net of balance sheet adjustments, and $75 million of SYNNEX stock, which represents less than 5 percent equity ownership in SYNNEX.

IBM expects to recognize a total pre-tax gain on the sale of between $125 million and $175 million. This gain will be recognized consistent with the closing schedule for the transaction.

The exact amount of the gain and the breakdown by closing date is not yet determinable.  The variables that can impact the final gain include the valuation of the final balance sheet transferred, the valuation of other related agreements, and transaction-related expenses.

Any gain received in 2013 will be incremental to the previously provided “all in” guidance of at least $16.25 of operating earnings per share.  The gain received in 2014 will be addressed in IBM’s expectations for 2014 operating earnings per share which will be provided in January of 2014.

Revenue and Profit Impact

IBM’s worldwide customer care business process outsourcing services and industry process services are included in IBM’s Global Technology Services segment.  In 2012 the divested business delivered $1.3 billion of revenue, which is over 1% of IBM’s total revenue, and $0.1 billion of operating pre-tax income.

This transaction results in a higher margin profile consistent with IBM’s shift to higher value, higher margin businesses.